 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     June 30, 2009

FLINT TELECOM GROUP, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

327 Plaza Real, Suite 319 Boca Raton, FL 33432
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(Address of Principal Executive Offices)   (Zip Code)

(561) – 394-2748
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(Registrant’s Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 3.02 below is incorporated herein by reference as it relates to Flint’s execution of the following agreements: Subscription Agreement, Subordinated Secured Convertible Promissory Note, Security Agreement, Warrant and Lock-Up Agreement, the forms of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, and an Amendment Agreement, attached as Exhibit 4.5.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 3.02 below is incorporated herein by reference as it relates to Flint’s obligation to pay a total of $600,000 to the Subscribers pursuant to the Subscription Agreement and Notes, attached as Exhibits 4.1 and 4.2, respectively.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On June 30, 2009 Flint Telecom Group, Inc. (“We” or “Our”) entered into a number of Subscription Agreements with certain accredited investors (the “Subscribers”) for an investment of $600,000 (the “Offering”), which was the first closing on a potential total offering of up to $2,000,000, in which we issued subordinated secured convertible promissory notes at a 15% discount and having an interest at a rate of 10% per annum, convertible at $0.275 per share into an aggregate of up to 2,181,818 shares of restricted common stock, with a maturity date 18 months after the Closing (the “Notes”) and warrants to purchase an aggregate of up to 2,181,818 shares of our restricted common stock at $0.35 per share, having a five year term and a cashless exercise provision (the “Warrants”).  The Warrants are not exercisable until our Articles of Incorporation are amended to increase the number of total authorized shares of common stock to 200,000,000. The Subscribers have also been granted a subordinated security interest in all of our assets.  In addition, all of our officers and 5% or greater shareholders have agreed not to sell their shares for twelve months, as further described in the Lock Up Agreement attached hereto as Exhibit 10.1.

The foregoing description of the Offering is qualified in its entirety by reference to the full text of the form of Subscription Agreement, Subordinated Secured Convertible Promissory Note, Security Agreement, Warrant Certificate and Lock Up Agreement, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, and are incorporated herein by reference.

We incurred placement agent fees in an amount of $42,000 in cash and the issuance of warrants to purchase up to 152,727 shares of restricted common stock exercisable at $0.275 per share and having a five year term.  After the 15% discount, and payment of additional legal and other expenses in the amount of approximately $30,000, we expect to receive net proceeds of approximately $438,000.

These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

Additionally, Michael Butler, one of our directors and a greater than 10% shareholder, agreed to amend one of his outstanding promissory notes issued by us on May 13, 2009 with a total current outstanding amount of $750,000, so that $600,000 worth of Mr. Butler’s note is now under the same terms and conditions as the terms of the Offering described herein. The remaining $150,000 continues to be due and payable to Mr. Butler by no later than August 11, 2009.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.5 and is incorporated herein by reference. Mr. Butler, as a greater than 5% shareholder, is a party to the Lock-Up Agreement as described above.

We believe our offering and sale of the securities in the above transaction, made only to accredited investors were exempt from registration under Section 4(2) of the Securities Act and Regulation D.  The certificates representing the securities issued contain a legend to the effect that such securities were not registered under the Securities Act and may not be transferred except pursuant to an effective registration statement or pursuant to an exemption from such registration requirements.

The securities to be issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.  The appropriate restrictive legend will be placed on the certificates and stop transfer instructions will be issued to the transfer agent.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not applicable.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------
4.1	Form of Subscription Agreement by and among Flint Telecom Group, Inc. and the Subscribers dated June 30, 2009.
4.2	Form of Secured Convertible Promissory Note issued from Flint Telecom Group, Inc. dated June 30, 2009.
4.3	Form of Security Agreement by and among Flint Telecom Group, Inc. and the Subscribers dated June 30, 2009.
4.4	Form of Warrant Certificate issued to Subscribers dated June 30, 2009.
4.5	Amendment Agreement to Promissory Note issued by Flint Telecom Group, Inc. to Michael Butler dated June 30, 2009.

10.1	Form of Lock-Up Agreement by and among our Officers dated June 30, 2009.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: July 7, 2009	Vincent Browne,
Chief Executive Officer